POWER OF ATTORNEY

WHEREAS, the undersigned individual is an officer (the "Officer") of Alpharma Inc., a Delaware corporation (the "Company"), and therefore must periodically file certain reports with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange of 1934 ("Section 16 Reports").

NOW, THEREFORE, the undersigned Officer hereby appoints and empowers each of Robert Wrobel, Executive Vice President, Chief Legal Officer, Jeffrey Campbell, Interim Chief Financial Officer and Marie Amerasinghe, Vice President, Commercial Legal Affairs of the Company, to prepare, sign and file Section 16 Reports on such Officer's behalf, and to do all things incident and necessary to that end.

The undersigned Officer has caused this Power of Attorney to be executed this 1st day of December, 2006.

/s/ Stefan Aigner

Stefan Aigner

Acknowledged and Accepted this 1st day of December, 2006	Acknowledged and Accepted this 1st day of December, 2006

/s/ Jeffrey Campbell	/s/ Robert Wrobel
Jeffrey Campbell	Robert Wrobel

Acknowledged and Accepted this 1st day of December, 2006

/s/ Marie Amerasinghe
Marie Amerasinghe